UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

NUVEEN CHURCHILL DIRECT LENDING CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[Text of Email Communication]

To: Shareholders of Nuveen Churchill Direct Lending Corp. (“NCDL” or the “Company”)

NCDL will hold its 2024 Annual Shareholder Meeting on Tuesday, May 28th at 12:30pm ET. As of today, we have not yet received your proxy. We are contacting you to confirm that you have received your proxy notice and control number, and plan to vote your proxy ahead of the meeting. The notice was delivered via id@proxyvote.com to your email address around April 15th, 2024.

For your convenience, please find the Proxy Statement (as filed with the SEC) here.

You may register for the meeting 15 minutes prior to the start time, using the following link: www.virtualshareholdermeeting.com/NCDL2024. You will be required to provide your control number in order to enter the meeting.

In the event you have any questions, please direct them to Churchill’s Investor Relations team at the following address: NCDL-IR@Churchillam.com. Thank you.